Exhibit 5.4

Barristers & Solicitors / Patent & Trade-mark Agents
August 9, 2019
Norton Rose Fulbright Canada LLP
400 3rd Avenue SW, Suite 3700
Calgary, Alberta T2P 4H2 CANADA

F: +1 403.264.5973
nortonrosefulbright.com

TransCanada Trust

TransCanada PipeLines Limited

450 — 1 Street S.W.

Calgary, Alberta, Canada

T2P 5H1

Re:          TransCanada Trust and TransCanada PipeLines Limited (the “Companies”)

Dear Ladies and Gentlemen:

We hereby consent to the reference to our firm name on the cover page and under the headings “Certain Canadian Federal Income Tax Considerations”, “Legal Matters”, “Interests of Experts” and “Documents Filed as Part of the Registration Statement” in the prospectus included as part of the registration statement on Form F-10 of the Companies dated the date hereof.

In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933 or the rules and regulations promulgated thereunder.

Yours truly,

(signed) “Norton Rose Fulbright Canada LLP”

Norton Rose Fulbright Canada LLP